Exhibit 10.17
                                    AGREEMENT

     This Agreement is effective the 23nd day of August, 2007 by and between LIGHTSPACE CORPORATION, 529 Main Street, Suite 330, Boston, MA 02129, telephone 617-379-0055, email gflorindo@lightspacecorp.com, herein "Lightspace"; and Joe Parkinson, 123 West Highland View Drive, Boise, ID 83702, telephone 208-250-1033
(cell), email joeparkinson@qwest.net, herein "Parkinson." Such addresses and telephone numbers may be changed by notice to the other party. This agreement supersedes any prior agreement between the parties. It is a complete agreement binding on the parties, their heirs successors and assigns.

1. EXPENSES. Lightspace will reimburse Parkinson immediately (within 10 days of Parkinson submitting a request for reimbursement) for all out-of-pocket expenses he incurs on behalf of Lightspace.

2. COMPENSATION. Lightspace will compensate Parkinson immediately (within 10 days of Parkinson submitting a statement of days worked) for mutually approved part-time consultation at the rate of $2,500 per day for any day that Parkinson devotes substantial time to Lightspace, including travel time.

3. WARRANTS. Lightspace agrees to grant immediately to Parkinson warrants at such time as Parkinson expresses by written notice (email or letter by mail or fax) to Lightspace a willingness to serve on the board of directors of Lightspace. Such warrants will be collectively for 3.5% (1,362,085) of the fully diluted shares of Lightspace at the time of the grant. The exercise price of warrants as issued will be the current fair market value of the common shares at the time the warrants are issued to Parkinson. "Fully diluted" includes all shares, including without limitation those outstanding or to be issued, warrants, rights, options or other claims on the stock of Lightspace. Said warrants will lapse after 5 years and vest pro rata over 4 years at the rate of 1/48 each month in accordance with the aforementioned order. They cease to vest at any time Parkinson or Lightspace gives notice to the other party that the consultation is terminated (and either party is free to terminate at will without justification or recourse). In the event that there is a change of control (more than 35% is owned by any group acting in concert or as an individual), other than Orin Hirschman, then all of the aforementioned warrants become fully vested. After notice from Parkinson, Lightspace will issue warrants in written form signed by the appropriate officers to Parkinson reflecting these terms. Parkinson (or his representative in the event of his disability or death) has one year after termination to exercise and buy the shares vested at the time of termination by notice to Lightspace followed by payment to Lightspace within 30 days of notice by Parkinson of exercise (or he can buy vested shares any time ahead of termination). As soon as a plan of options is in place, then options will be used in lieu of warrants and will be tax free at the time of grant to the extent reasonably possible. To the extent reasonably possible, the shares exercisable by the warrants and options contemplated herein will be registered and freely tradable if Lightspace at the time has stock registered with the SEC which is freely tradable on public markets, and Lightspace will use best efforts to keep its SEC filings timely and effective as required by law during the time the warrants and options are outstanding.

                           (Signature Page to Follow)

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4.  REPRESENTATION.   Lightspace  represents  that  there  are  adequate  shares authorized and in reserve to cover the warrants and any options (and will be maintained until the warrants or options are exercised or lapse) and that this agreement is legal and properly approved. Lightspace has independent legal counsel and is not relying on Parkinson for legal advice now or in the future.

     IN WITNESS WHEREOF, the parties have executed their agreement.

LIGHTSPACE CORPORATION                  JOE PARKINSON

By:  _________________________          By:  ____________________
        Gary Florindo, CEO                   Joe Parkinson, as an individual